UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SpringBig Holdings, Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SPRINGBIG HOLDINGS, INC.

621 NW 53rd Street

Boca Raton, Florida 33487
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of SpringBig Holdings, Inc., a Delaware corporation (“SpringBig”). The Annual Meeting will be held solely virtually, via live webcast at www.virtualshareholdermeeting.com/SBIG2023 originating from Boca Raton, Florida, on Tuesday, June 13, 2023, at 10:00 a.m. Eastern Time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time, on June 13, 2023 to ensure you are logged in when the Annual Meeting starts.
The Annual Meeting will be held for the following purposes:
(1)	To elect the Board of Directors’ two nominees for director to serve until the 2024 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
(2)	To ratify the selection by the Audit Committee of the Board of Directors of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
(3)
To amend the Company’s 2022 Long-Term Incentive Plan to add an automatic annual increase in the number of shares authorized for issuance of up to 5% of the number of shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”) issued and outstanding on December 31 of the immediately preceding calendar year, beginning with the fiscal year ending December 31, 2023; provided that the annual increase with respect to the fiscal year ending December 31, 2023, which is 1,332,986 shares of Common Stock, will take effect on the first business day following the date of stockholder approval of this Proposal No. 3 (also known as an “evergreen feature”) (the “Equity Incentive Plan Proposal”).

(4)
To approve the adoption of an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”), to be filed not later than June 11, 2024, to effect a reverse stock split of our Common Stock (as defined below) at a ratio in the range of 5-for-1 to 30-for-1 (collectively, the “Reverse Split”), with such ratio to be determined in the discretion of the Board and publicly disclosed prior to the effectiveness of the Reverse Split.

(5)	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
The record date for the Annual Meeting is April 20, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 13, 2023, at 10:00 a.m., Eastern Time.

The proxy statement and our Annual Report on Form 10-K are available at

www.proxyvote.com.

By Order of the Board of Directors

Paul Sykes
Chief Financial Officer
Boca Raton, Florida
    , 2023
The proxy materials are being made available on or about    , 2023
You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

SPRINGBIG HOLDINGS, INC.

621 NW 53rd Street

Boca Raton, Florida 33487
PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 13, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
What is SpringBig Holdings, Inc.?
SpringBig, Inc. provides our clients with an easy-to-use loyalty, digital communications platform that drives their consumers to action. SpringBig empowers our clients to effectively communicate with, increase the loyalty of, and expand their consumer population through the provision of an integrated technology platform supported by robust analytics. Our goal is to become the leading SaaS software platform to cannabis retailers and brands, providing data-driven loyalty, marketing and consumer buying experience solutions throughout the U.S. and Canada, and ultimately expanding internationally and into other regulated markets.
SpringBig is a market-leading software platform providing customer loyalty and marketing automation solutions to retailers and brands. SpringBig believes that it is a market leader in its product categories for a number of factors including, among others, (i) the number of SpringBig customers and consumers enrolled on SpringBig’s platform (and the percentage of known licensed cannabis retailers enrolled in SpringBig’s product service); (ii) scale (SpringBig has operations and clients in all states that have legalized cannabis); (iii) the comprehensive services offered by SpringBig; (iv) the technology offered by SpringBig that, among other things, connects the three categories of participants in the cannabis ecosystem (customers, retailers, and brands) and provides effective communications and marketing to end-consumers; (v) SpringBig’s expertise in loyalty programs and marketing automation; (vi) the quality of SpringBig’s client services; and (vii) SpringBig’s ability to provide data analytics.
We were originally formed on January 24, 2020 under the name “Tuatara Capital Acquisition Corporation,” as a blank check company incorporated as a Cayman Islands exempted company (“Tuatara”), incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 13, 2022, in anticipation of the consummation of the previously announced business combination among Tuatara, HighJump Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Tuatara, and SpringBig, Inc., a Delaware corporation, Tuatara changed its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware and it then changed its name to SpringBig Holdings, Inc.
Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our board of directors (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held on Tuesday, June 13, 2023 at 10:00 a.m. Eastern Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, proxy statement and annual report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.
Will I receive any other proxy materials by mail?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com (if sending an email, please include your Control Number, as defined below, in the subject line). Please have your proxy card in hand when you access the website or call and follow the instructions provided.
When is the record date for the Annual Meeting?
The Board has fixed the record date for the Annual Meeting as of the close of business on April 20, 2023 (the “Record Date”).
Why is SpringBig conducting a virtual Annual Meeting?
We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions in advance and to vote.
How do I attend, participate in, and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/SBIG2023. The meeting will start at 10:00 a.m. Eastern Time, on Tuesday, June 13, 2023. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record (the “Control Number”) of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of Common Stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/SBIG2023. We recommend that you log in a few minutes before 10:00 a.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/SBIG2023 using your Control Number, type your question into the “Ask a Question” field, and click “Submit.”
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:
•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•	Please direct all questions to Jeffrey Harris, our Chief Executive Officer and Chairman of the Board (“Chairman”).
•	Please include your name and affiliation, if any, when submitting a question or comment.
•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•	Questions may be grouped by topic by our management, and substantially similar questions may be grouped and answered once.

•
Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.
•	No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/SBIG2023. Technical support will be available starting at 9:15 a.m., Eastern Time on June 13, 2023.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were     shares of Common Stock outstanding and entitled to vote. Holders of our shares of Common Stock as of the Record Date are entitled to one vote for each share held on all matters to be voted on by stockholders at the Annual Meeting.
In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/SBIG2023.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.
What am I voting on?
There are four matters scheduled for a vote:
•	Proposal No. 1 – To elect two directors to hold office until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
•	Proposal No. 2 – To ratify the selection by the Audit Committee of the Board of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•
Proposal No. 3 – To amend the Company’s 2022 Long-Term Incentive Plan to add an automatic annual increase in the number of shares authorized for issuance of up to 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, beginning with the fiscal year ending December 31, 2023; provided that the annual increase with respect to the fiscal year ending December 31, 2023, which is 1,332,986 shares of Common Stock, will take effect on the first business day following the date of stockholder approval of the Equity Incentive Plan Proposal (also known as an “evergreen feature”);

•
Proposal No. 4 – To approve the adoption of an amendment to the Certificate of Incorporation, to be filed not later than June 11, 2024, to effect a reverse stock split of our Common Stock at a ratio in the range of 5-for-1 to 30-for-1, with such ratio to be determined in the discretion of the Board and publicly disclosed prior to the effectiveness of the Reverse Split.

What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with his best judgment.
How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Marcum LLP, the Equity Incentive Plan Proposal and the Reverse Split proposal, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•
To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/SBIG2023, starting at 9:45 a.m., Eastern Time on Tuesday, June 13, 2023. The webcast will open 15 minutes before the start of the Annual Meeting.

•
To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the Control Number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Monday, June 12, 2023 to be counted.

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To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 toll-free using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Control Number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Monday, June 12, 2023 to be counted.

•
To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 or Proposal No. 3 without your instructions, but may vote your shares on Proposal No. 2 or Proposal No. 4 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the ratification of selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, “For” the approval of the Equity Incentive Plan Proposal and “For” the approval of the Reverse Split proposal. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) (the “proxyholders”) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Chief Financial Officer at SpringBig Holdings, Inc., 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487.
•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2 to ratify the selection of Marcum LLP, votes “For” and “Against,” as well as abstentions, (c) for Proposal No. 3 on the Equity Incentive Plan Proposal, votes “For” and “Against,” abstentions and broker non-votes and (d) for Proposal No. 4 on the Reverse Split, votes “For” and “Against,” abstentions and broker non-votes.
Abstentions will be counted towards the vote total for Proposal No. 2, Proposal No. 3 and Proposal No. 4 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards Proposal No. 1 or Proposal No. 3. We do not expect broker non-votes to exist in connection with Proposal No. 2 or Proposal No. 4.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Since Proposal No. 1 and Proposal No. 3 are considered to be “non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1 and Proposal No. 3. Proposal No. 2 and Proposal No. 4 are considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2 or Proposal No. 4.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
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Proposal No. 1 - For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. You may not vote your shares cumulatively for the election of directors. Broker non-votes will not affect the outcome of the election of directors. Accordingly, only votes “For” will affect the outcome.

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Proposal No. 2 - To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

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Proposal No. 3 – To approve the Equity Incentive Plan proposal, the proposal must receive “For” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•
Proposal No. 4 - For the Reverse Split proposal, the proposal must receive “For” votes from the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were     shares outstanding and entitled to vote. Thus, the holders of     shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum. The inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to disclose the final voting results.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Requirements for stockholder proposals to be brought before an annual meeting.
Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Chief Financial Officer at SpringBig Holdings, Inc., 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487. To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Chief Financial Officer at our principal executive offices between February 14, 2024 and March 15, 2024; provided that if the date of that annual meeting of stockholders is earlier than May 14, 2024, or later than August 12, 2024 you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later than the 90th day prior to such meeting date, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Chief Financial Officer must also set forth the information required by our Bylaws.
Requirements for stockholder proposals to be considered for inclusion in our proxy materials.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by us not later than December 30, 2023 in order to be considered for inclusion in our proxy materials for that meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2023.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of seven members, with Jeffrey Harris serving as Chairman. Our Bylaws provide for a classified Board of Directors divided into three classes, with the classes to be as nearly equal in number as possible, serving staggered three-year terms as follows:
•	Class I, which consists of Amanda Lannert and Jon Trauben, whose terms will expire at the Annual Meeting;
•	Class II, which consists of Patricia Glassford and Phil Schwarz, whose terms will expire at SpringBig’s 2024 annual meeting of stockholders; and
•	Class III, which consists of Steven Bernstein, Jeffrey Harris, and Sergey Sherman, whose terms will expire at SpringBig’s 2025 annual meeting.
At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. Our Certificate of Incorporation provides that the Board of Directors shall be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the Board.
Upon the recommendation of the Nominating and Corporate Governance Committee, the full Board of Directors has considered and nominated Amanda Lannert and Jon Trauben to serve as Class I Directors for a three-year term expiring at the 2026 annual meeting. Action will be taken at the Annual Meeting for the election of these two Class I Director nominees.
Unless otherwise instructed, the proxyholders intend to vote the proxies held by them “FOR” the election of the director nominees. All of the nominees have indicated that they will be willing and able to serve as directors. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.
There are no family relationships between any of the members of our Board of Directors and our executive officers.
Nominees for Election to the Board of Directors in 2023
The following information describes the offices held, other business directorships and the term of service of each director nominee, as well as the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the director nominee should serve as a director. Beneficial ownership of equity securities for these director nominees is shown under “Security Ownership of Certain Beneficial Owners and Management” below.
Class I Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.
Amanda Lannert. Amanda Lannert, age 50, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. Ms. Lannert is the Chief Executive Officer of The Jellyvision Lab, Inc. (“Jellyvision”), a privately held, innovative SaaS business providing an employee benefits guidance platform, a position she has held since 2011. Prior to that, Ms. Lannert served as President of Jellyvision from 2000 to 2011 and, prior to joining Jellyvision, served as Account Supervisor at Leo Burnett from 1994 to 2000. Ms. Lannert also serves on the boards of directors of several start-up companies. Ms. Lannert has a B.A. in English literature from Haverford College.
We believe that Ms. Lannert’s experience with high growth software and services companies, with specific expertise in SaaS businesses, along with her deep marketing (including digital and interactive marketing) experience, make her well qualified to serve on SpringBig’s Board of Directors.
Jon Trauben. Jon Trauben, age 57, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. Mr. Trauben is a Partner at Altitude Investment Management, a position he has held since 2017, and a member and principal of JRC Capital Partners, LLC, Altitude’s management company. Prior to that, Mr. Trauben served as Senior Managing Director of Hunt Mortgage Group from 2015 to 2016 and also a Managing Director at Barclays from 2011 to 2015. Mr. Trauben also held senior positions on Wall Street while at Credit Suisse and Cantor Fitzgerald. Mr. Trauben started his career at Ernst & Young. Mr. Trauben has a B.A. in Political Science from Rutgers University and attended the Masters of Science in Real Estate program from New York University.
We believe Mr. Trauben’s experience investing in the cannabis sector, as well as his substantial business management, capital markets, finance, and strategic growth experience, as well as experience and institutional knowledge as a prior director of Legacy SpringBig, make him well qualified to serve on SpringBig’s Board of Directors.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1.
Continuing Members of the Board of Directors
The following information describes the offices held, other business directorships, the class and term of each director whose term continues beyond the Annual Meeting and who is not subject to election this year, as well as the experiences, qualifications, attributes or skills that caused the Board to determine that the director should serve as a director. Beneficial ownership of equity securities for these directors is also shown under “Security Ownership of Certain Beneficial Owners and Management” below.
Class II Directors (terms expiring at the 2024 annual meeting)
Patricia Glassford. Patricia Glassford, age 59, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. Ms. Glassford is the former Chief Financial Officer of numerous businesses in the General Electric Company (“General Electric”). Ms. Glassford joined General Electric in 1985, where she most recently served as Vice President & Strategic Project Implementation Leader of General Electric in 2019. Prior to that, she served in various roles at General Electric, including as VP Cash Initiatives of GE Company from 2016 to 2017, VP & Chief Financial Officer, GE Energy Connections from 2014 to 2016, VP & Chief Financial Officer, GE Capital Treasury from 2011 to 2014, VP & Chief Financial Officer, GE Capital Restructuring Operations from 2010 to 2011, and VP & Chief Financial Officer, GE Industrial/GE Enterprise Solutions from 2007 to 2010. Prior to that, Ms. Glassford served in various finance and audit roles at General Electric, including as Chief Financial Officer & EVP of NBC Universal Studios & Parks from 2004 to 2007. Ms. Glassford has a B.S. in Finance from Fairfield University.
We believe that Ms. Glassford’s extensive finance and financial oversight experience, background in strategic project leadership, and other senior management positions at a large, global public company make her well qualified to serve on SpringBig’s Board of Directors.
Phil Schwarz. Phil Schwarz, age 45, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. Mr. Schwarz has been involved with Legacy SpringBig since 2018, has served on its Board of Directors since 2019, and as the Chairman of Legacy SpringBig from 2020 until the closing of the merger. Mr. Schwarz is a Partner at Corazon Capital, a Chicago-based venture capital fund, with which he has been involved since 2016. Mr. Schwarz is also the Chief Strategy Officer of Corazon Monoceros (Nasdaq: CRZN). From 2014 to 2016, Mr. Schwarz served as the Chief Marketing Officer of Tinder, the world’s leading dating business, up to and through its IPO as part of Match Group (Nasdaq: MTCH). Mr. Schwarz’s prior roles include Vice President of Growth Initiatives at Match Group, which he held in 2014, as well as Executive Director at Kaplan and Kaplan Ventures (then part of the Washington Post Company), which he held from 2010 to 2014 (where he co-founded the Kaplan/Techstars EdTech Accelerator), Associate Director at UBS Investment Bank from 2008 to 2010. Prior to that, Mr. Schwarz led numerous technology product development efforts for the Blue Cross Blue Shield Association, Vitria Technology, and BP Amoco, and served as a Management Consultant at PricewaterhouseCoopers. Mr. Schwarz holds an M.B.A. with honors from the University of Chicago Booth School of Business and a B.B.A., cum laude, from Ohio University’s College of Business.
We believe that Mr. Schwarz’s extensive expertise and leadership experience in technology and venture capital, and his business-building experience with startup and growth companies, as well as experience and institutional knowledge as a prior director of Legacy SpringBig, make him well qualified to serve on SpringBig’s Board of Directors.

Class III Directors (terms expiring at the 2025 annual meeting)
Steven Bernstein. Steven Bernstein, age 62, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. Mr. Bernstein is the Chairman of the Board of SBA Communications Corp. (Nasdaq: SBAC), a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells, which he founded in 1989. From 1989 through 2001, Mr. Bernstein was CEO and President of SBA Communications Corp. Mr. Bernstein has a Bachelor of Science in Business Administration with a major in Real Estate from the University of Florida.
We believe that Mr. Bernstein’s extensive senior management and operational background, including as a founder, chief executive officer and director of a publicly-listed company and experience in the wireless communications industry, make him well qualified to serve on SpringBig’s Board of Directors.
Jeffrey Harris. Jeff Harris, age 59, is the Chief Executive Officer and Chairman of the Board of Directors of SpringBig. Mr. Harris has been the CEO of Legacy SpringBig since founding the company and became CEO of SpringBig in connection with the closing of the merger. Prior to founding SpringBig, Mr. Harris also founded InteQ (formally SHC Direct LLC) in 1997, a leading customer relationship marketing company offering specialized expertise in the planning, implementation and ongoing execution of strategic loyalty programs.
Mr. Harris is qualified to serve on the Board of Directors of SpringBig based on his substantial business, leadership and management experience as SpringBig’s Chief Executive Officer as well as his significant experience in the industry.
Sergey Sherman. Sergey Sherman, age 53, has served as a member of the Board of Directors of SpringBig since the closing of the merger on June 14, 2022. He has served as Tuatara’s Chief Financial Officer since its inception until June 2022 and brings over 20 years of professional experience across investment banking and finance with expertise in private equity, mergers and acquisitions, leveraged finance and credit. Mr. Sherman joined Tuatara Capital in 2019 and as Managing Director - Investments is responsible for all aspects of the investment process including origination, transaction structuring, due diligence, financing and portfolio management. Prior to Tuatara Capital, Mr. Sherman was a Managing Director at Société Générale’s investment banking group in the U.S. and was previously in the financial sponsors groups at RBC Capital Markets and J.P. Morgan. Prior to investment banking, he was an executive in the business development/mergers and acquisitions group at GE Capital. Mr. Sherman started his career as a nuclear submarine officer in the U.S. Navy. Mr. Sherman has a B.S. in Electrical Engineering from Carnegie Mellon University and holds an MBA from The George Washington University.
We believe Mr. Sherman’s experience in transaction execution, investment banking and the investing in the cannabis sector makes him well qualified to serve on SpringBig’s Board of Directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
The Board of Directors of SpringBig has determined that each of the directors on the Board of Directors of SpringBig other than Mr. Harris will qualify as independent directors, as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and the Board of Directors of SpringBig consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements.
Board Diversity
Although the Board does not have a specific diversity target or policy, we value diversity and two of our seven Board members identify as female. The director demographic matrix below provides certain highlights of the composition of our Board members and Board nominees.
Total number of directors: 7
Board Diversity Matrix (As of April 18, 2023)
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	N/A	2
Part II: Demographic Background
African American or Black	0	0	N/A	N/A
Alaskan Native or Native American	0	0	N/A	N/A
Asian	0	0	N/A	N/A
Hispanic or Latinx	0	0	N/A	N/A
Native Hawaiian or Pacific Islander	0	0	N/A	N/A
White	2	3	N/A	2
Two or More Races or Ethnicities	0	0	N/A	N/A
LGBTQ+	0
Did Not Disclose Demographic Background	2
Board Committees
The Board of Directors of SpringBig maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The Board of Directors of SpringBig has adopted a charter for each of these committees, which comply with the applicable requirements of current Nasdaq rules. Copies of the charters for each committee are available on the investor relations portion of SpringBig’s website.
Audit Committee
SpringBig’s audit committee consists of Patricia Glassford, Phil Schwarz and Sergey Sherman. Patricia Glassford serves as chair of the audit committee. The Board of Directors has determined that each of the members of the audit committee satisfies the independence and other requirements of Nasdaq and Rule 10A-3 under the Exchange Act, including that each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors of SpringBig examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
The Board of Directors of SpringBig has determined that the chair of the audit committee qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Board of Directors of SpringBig considered Ms. Glassford’s formal education and previous experience in financial roles. Both SpringBig’s independent registered public accounting firm and management periodically meet privately with SpringBig’s audit committee.

The functions of this committee include, among other things:
•	approve the hiring, discharging and compensation of SpringBig’s independent auditors;
•	oversee the work of SpringBig’s independent auditors;
•	approve engagements of the independent auditors to render any audit or permissible non-audit services;
•	review the qualifications, independence and performance of the independent auditors;
•	review SpringBig’s financial statements and review SpringBig’s critical accounting policies and estimates;
•	review the adequacy and effectiveness of SpringBig’s internal controls; and
•	review and discuss with management and the independent auditors the results of SpringBig’s annual audit, SpringBig’s quarterly financial statements and SpringBig’s publicly filed reports.
Compensation Committee
SpringBig’s compensation committee consists of Steven Bernstein, Amanda Lannert, and Jon Trauben. Steven Bernstein serves as chair of the compensation committee. The Board of Directors of SpringBig has determined that each of the members of the compensation committee satisfies the independence requirements of Nasdaq and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act.
The functions of this committee include, among other things:
•	review and approve, or make recommendations to the Board regarding, policies relating to compensation and benefits of SpringBig’s officers and employees;
•	review and approve corporate goals and objectives relevant to compensation of SpringBig’s chief executive officer and other senior officers;
•	evaluate the performance of SpringBig’s officers in light of established goals and objectives;
•	review and approve, or make recommendations to the Board regarding, compensation of SpringBig’s officers based on its evaluations;
•	review director compensation and benefits for service to the Board and Board committees and recommend any changes to the Board; and
•	administer the issuance of stock options and other awards under SpringBig’s stock plans.
Nominating and Governance Committee
SpringBig’s nominating and corporate governance committee consists of Amanda Lannert, Steven Bernstein, and Phil Schwarz. Amanda Lannert serves as chair of the nominating and corporate governance committee. The Board of Directors of SpringBig has determined that each of the members of the nominating and corporate governance committee satisfies the independence requirements of Nasdaq.
The functions of this committee include, among other things:
•	evaluate and make recommendations regarding the organization and governance of the Board of Directors and its committees;
•	assess the performance of members of the Board of Directors and make recommendations regarding committee and chair assignments;
•	recommend desired qualifications for Board of Directors membership and conduct searches for potential members of the Board of Directors; and
•	review and make recommendations with regard to SpringBig’s corporate governance guidelines.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Chief Financial Officer at c/o SpringBig Holdings, Inc., 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Article III of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.
Meetings of The Board and Its Committees
The Board met 4 times during the fiscal year ended December 31, 2022. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee met 3, 2 and 2 times, respectively, during the fiscal year ended December 31, 2022. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2022 for which he or she was a director or committee member.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our Board of Directors has adopted a Code of Ethics and Business Conduct (the “Code of Conduct”) that is applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.springbig.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and the Board of Directors must approve any waivers of the Code of Conduct for executive officers and directors.
Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers that serve as a member of the board of directors or Compensation Committee.
Stockholder Communications with the Board
Our stockholders wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487, Attn: Paul Sykes, Chief Financial Officer. The Chief Financial Officer will review each communication. The Chief Financial Officer will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Chief Financial Officer will discard the communication or inform the proper authorities, as may be appropriate.
Report of the Audit Committee of the Board
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.
Patricia Glassford (Chairman)

Phil Schwarz

Sergey Sherman
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any of our filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Executive Officers
Our executive officers as of the date of this proxy statement are as follows:
Name	Age	Position
Jeffrey Harris	59	Chief Executive Officer
Paul Sykes	57	Chief Financial Officer
Navin Anand	48	Chief Operating Officer
Jeffrey Harris. Jeff Harris also serves as a member and Chairman of the Board of Directors of SpringBig.
Paul Sykes. Paul Sykes is the Chief Financial Officer of SpringBig. Mr. Sykes has been the CFO of Legacy SpringBig since April 2021 and became CFO of SpringBig in connection with the closing of the merger. Prior to joining SpringBig, Mr. Sykes was Chief Financial Officer of dmg information, the U.S. based business information group of London stock exchange listed DMGT plc, from 1997 to 2017; and from 2018 through 2020 was CFO and COO of Nordis Technologies. Particularly from his tenure at dmg information, Mr. Sykes has substantial experience of executing acquisition transactions and operating in a public environment. Mr. Sykes started his career with KPMG in the United Kingdom.
Navin Anand. Navin Anand is the Chief Technology Officer of SpringBig. Mr. Anand has been the CTO of Legacy SpringBig since April 2021 and became CTO of SpringBig in connection with the closing of the merger. Prior to joining SpringBig, Mr. Anand was Vice President of Engineering of Verifone, from 2018 to 2021; from 2017 to 2018, Mr. Anand was Head of the Embedded Systems Department of SRT Group, and prior to that, Mr. Anand held various positions of increasing responsibility at Pace Americas Limited, starting in 2009.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Marcum LLP (“Marcum”), as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Marcum are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Vote Required
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Marcum.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following tables present the aggregate fees billed by Marcum to us for the fiscal years ended December 31, 2022 and 2021.
	December 31,
	2022	2021
	(in thousands)
Audit Fees	$689	$289
Audit-Related Fees(1)	31	26
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$720	$315
(1)	Consists of fees related to due diligence for a potential acquisition target prior to the business combination.
All fees incurred subsequent to the closing of the business combination in June 2022 were pre-approved by our Audit Committee.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of Marcum as our independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm.
On an ongoing basis, management communicates specific projects and/or categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and scope of services and through discussions with Marcum and management, advises management if the Audit Committee approves the engagement of Marcum. The Audit Committee authorizes its chair to pre-approve all non-audit services on behalf of the Audit Committee during periods between regularly scheduled meetings, subject to ratification by the Audit Committee. On a periodic basis, management and/or Marcum reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The services performed by Marcum may include audit services, audit-related services, tax services, and, in limited circumstances, other services.
During each of the years ended December 31, 2022 and 2021, the Audit Committee approved all of the services provided by Marcum in accordance with the foregoing policies and procedures.
THE BOARD UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023, WHICH IS DESIGNATED AS PROPOSAL NO. 2.

PROPOSAL NO. 3 – AMENDMENT TO THE 2022 LONG-TERM INCENTIVE PLAN
Background
Prior to our business combination, our Board and our stockholders approved and adopted the SpringBig Holdings, Inc. 2022 Long-Term Incentive Plan (the “Plan”), under which the Company is authorized to grant equity and cash incentive awards to eligible service providers. The purposes of the Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the incentive plan will motivate award recipients to offer their maximum effort to the Company and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believe that grants of incentive awards are necessary to enable the Company to attract and retain top talent.
Initially, 1,525,175 shares of common stock were available for issuance under the Plan. The Plan does not have a feature to automatically increase the number of shares of common stock that may be issued under the Plan, commonly known as an “evergreen feature.”
As of March 28, 2023, there were 211,175 shares of common stock that remained available for future issuances under the Plan. Given the limited number of shares that currently remain available under the Plan, the Board and management believe it is important that the amendment to the Plan described below be approved in order to maintain the Company’s ability to attract and retain key service providers and continue to provide them with strong incentives to contribute to the Company’s future success and to further align their interests with stockholder interests.
As of March 28, 2022, a total of 26,940,841 shares of our Common Stock and no shares of Preferred Stock are outstanding. The Company has found that the number of shares available for future issuances under the Plan is not sufficient to satisfy the needs of equity grants for employees and directors. The Board has determined it would be appropriate and beneficial to the Company and in the best interests of the Company’s stockholders to add an automatic annual increase in the number of shares authorized for issuance of up to 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year, beginning with the fiscal year ending December 31, 2023 (provided that the annual increase with respect to the fiscal year ending December 31, 2023, which is 1,332,986 shares of Common Stock, would take effect on the first business day following the date of stockholder approval of the Equity Incentive Plan Proposal) to continue to provide a competitive compensation program to enable us to attract, retain and incentivize award recipients.
Description of the Plan
A summary of the material features of the Plan, as proposed to be amended, is provided below. The summary is qualified in its entirety by, and made subject to, the complete text of the Plan (as proposed to be amended) attached as Appendix B to this proxy statement.
Eligibility. SpringBig’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the incentive plan. SpringBig has approximately 126 employees and 6 non-employee directors who may be eligible to receive awards under the incentive plan.
Award Types. The incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.
Share Reserve. The number of shares of common stock initially reserved for issuance under the incentive plan is 1,525,175 (the amount of shares of common stock equal to 5% of the sum of (i) the number of shares of our common stock outstanding as of the consummation of the business combination and (ii) the number of shares of our common stock underlying stock options issued under the SpringBig, Inc. 2017 Equity Incentive Plan (as amended and restated) that were outstanding as of the consummation of the transactions contemplated by the merger agreement). The number of shares of Common Stock available under the Plan shall increase annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023, and continuing until (and including) the fiscal year ending December 31, 2029, with such annual increase equal to the lesser of (i) 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year and (ii) an amount determined by the Board; provided that such annual increase with respect to the fiscal year ending December 31, 2023, which is 1,332,986 shares of Common Stock, will take effect on the first business day following the date of stockholder approval of the Equity Incentive Plan Proposal. Shares subject to stock awards granted under the incentive plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the incentive plan.
Plan Administration. The board of directors of SpringBig, or a duly authorized committee thereof, will have the authority to administer the incentive plan. The board of directors of SpringBig may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the incentive plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the incentive plan. The plan administrator has the power to modify outstanding awards under the incentive plan. Subject to the terms of the incentive plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than cause, the optionholder may generally exercise any vested options for a period of three (3) months following the cessation of service, bur only within three (3) months following such termination, unless another period of time is provided in the applicable award agreement or other agreement, subject to the limitations in the incentive plan. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or SpringBig’s insider trading policy. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by SpringBig may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of SpringBig’s total combined voting power or that of any of SpringBig’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, SpringBig may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards. The incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by SpringBig achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under SpringBig’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by SpringBig to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by SpringBig to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board of directors of SpringBig during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.

Changes to Capital Structure. In the event there is a specified type of change in SpringBig’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of common stock subject to the incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.
Corporate Transactions. The following applies to stock awards under the incentive plan in the event of a corporate transaction, as defined in the incentive plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with SpringBig or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the incentive plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by SpringBig with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate for no consideration if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by SpringBig with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate for no consideration if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by SpringBig with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.
Change in Control. In the event of a change in control, as defined under the incentive plan, awards granted under the incentive plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Plan Amendment or Termination. The board of directors of SpringBig has the authority to amend, suspend, or terminate the incentive plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of Tuatara adopts the incentive plan.
Certain U.S. Federal Income Tax Aspects of Awards Under the Incentive Plan
This is a brief summary of the federal income tax aspects of awards that may be made under the incentive plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the incentive plan depend upon the type of award.
Incentive Stock Options. The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of SpringBig common stock from exercised ISOs are disposed of, by sale or otherwise (although the excess of the fair market value of the common stock on the date of exercise over the exercise price is a tax preference for alternative minimum tax purposes, which could result in an alternative minimum tax liability). If the ISO recipient does not sell or dispose of the shares of SpringBig common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of SpringBig common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. SpringBig will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.
Nonstatutory Stock Options. The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. SpringBig will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.
Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. SpringBig will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.
Section 162(m) of the Code may limit SpringBig’s ability to take a tax deduction with respect to awards made to recipients that are covered employees to the extent that the compensation to such recipient for a taxable year exceeds $1,000,000.
Incentive Plan Benefits
Grants of awards under the incentive plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the incentive plan.
Interests of Tuatara’s Directors and Officers in the Incentive Plan Proposal
When you consider the recommendation of the board of directors of Tuatara in favor of approval of the incentive plan, you should keep in mind that certain of Tuatara’s directors and officers may have interests in the incentive plan that are different from, or in addition to, your interests as a stockholder or warrantholder, including, among other things, the existence of financial and personal interests. See the section entitled “The Business Combination— Interests of Certain Persons in the Business Combination” for a further discussion.
Vote Required for Approval
The Incentive Plan Proposal must be approved by the affirmative vote (in person, virtually, or by proxy) of a majority of the stockholders who attend and vote at the general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Incentive Plan Proposal. Failure to vote by proxy or to vote in person or virtually at the general meeting will have no effect on the outcome of the vote on the Incentive Plan Proposal.
Full Text of the Resolution
“RESOLVED, as an ordinary resolution, that the SpringBig Holdings, Inc. 2022 Amended and Restated Long-Term Incentive Plan in the form attached to the proxy statement dated    , 2023 be adopted and approved in all respects.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL, WHICH IS DESIGNATED AS PROPOSAL NO. 3.

PROPOSAL NO. 4 – APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK
General
The Board has unanimously approved and declared advisable, and has recommended that the stockholders approve the adoption of, an amendment to the Certificate of Incorporation to effect the Reverse Split of our Common Stock at any whole number between, and inclusive of, 5-for-1 to 30-for-1 (the “Amendment”). Approval of this Proposal No. 4 will grant the Board the authority, but not the obligation, to file the Amendment to effect the Reverse Split no later than June 11, 2024, with the exact ratio and timing of the Reverse Split to be determined at the discretion of the Board. The exact split ratio selected by the Board will be publicly announced prior to the effectiveness of the Reserve Split. The Board’s decision whether or not (and when) to effect the Reverse Split, and at what whole number ratio to effect the Reverse Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our Common Stock and the continued listing requirements of the Nasdaq Global Market or, if the Company is eligible and elects to transfer its listing to the Nasdaq Capital Market, the Nasdaq Capital Market. The Board believes that providing the Board with this generalized grant of authority with respect to setting the split ratio, rather than mere approval of a pre-defined reverse stock split, will give the Board the flexibility to set the ratio in accordance with current market conditions and therefore allow our Board of Directors to act in the best interests of the Company and our stockholders. If the Board does not implement the Reverse Split before June 11, 2024, the authority granted in this proposal to file the Amendment to effect the Reverse Split would terminate. Further, if the stockholders do not approve this Proposal No. 4, the Board will not be authorized to file the Amendment to effect the Reverse Split.
The form of Amendment relating to this Proposal No. 4, which we would file with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to implement the Reverse Split, is attached to this Proxy Statement as Appendix A. The text of Appendix A remains subject to modification to include such changes as may be required by the Delaware Secretary of State and as our Board deems necessary or advisable to implement the Reverse Split.
Nasdaq Notice Regarding Our Failure to Comply with Nasdaq’s “Minimum Bid Price” Requirement
Our Common Stock trades on the Nasdaq Global Market, which we believe helps support and maintain liquidity for our stock. Companies listed on the Nasdaq Global Market, however, are subject to various rules and requirements imposed by Nasdaq that a listed company must satisfy to continue having its stock listed on the exchange. One of those standards is the “minimum bid price” requirement, which requires that the bid price of the stock of a listed company be at least $1.00 per share. A listed company risks being delisted and removed from the Nasdaq Global Market if the closing bid price of its stock remains below $1.00 per share for an extended period of time.
As disclosed in our Current Report on Form 8-K filed with the SEC on December 27, 2022, we received notice on December 20, 2022 from the staff of The Nasdaq Stock Market LLC (the “Nasdaq”) that the closing bid price for our Common Stock on the Nasdaq Global Market had been below $1.00 for 30 consecutive business days and that, as a result, we were not in compliance with the minimum closing bid price required for continued listing on the Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). This is the first notice of non-compliance with the Minimum Bid Requirement we have received. In accordance with Nasdaq Listing Rule 5810(c)(3)(A) we have been provided an initial period of 180 calendar days, or until June 19, 2023, to regain compliance with Nasdaq’s bid price requirement. If, at any time before June 19, 2023, the bid price for our Common Stock closes at $1.00 or more for a minimum of 10 consecutive business days, we would regain compliance with the bid price requirement, unless Nasdaq staff exercised its discretion to extend this 10-day period pursuant to Nasdaq rules. Our Common Stock and warrants are continuing to trade on Nasdaq under the symbols “SBIG” and “SBIGW,” respectively.
If we do not regain compliance with the Minimum Bid Requirement by June 19, 2023, we may be eligible for an additional 180-calendar day compliance period. To qualify, we would need to transfer the listing of our Common Stock and warrants to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Requirement. To effect such a transfer, we would also need to pay an applicable fee to Nasdaq and provide written notice to Nasdaq of our intention to cure the deficiency during the additional compliance period.
If we do not regain compliance with the Minimum Bid Requirement by the compliance date and we are not eligible for an additional compliance period at that time, we expect Nasdaq will provide written notification to us that our Common Stock may be delisted. At that time, we may appeal that delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We expect that our Common Stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination to the Panel, that appeal would be successful.
Separately, on September 7, 2022, we received a letter from the Nasdaq staff notifying us that for the last 30 consecutive business days, our minimum Market Value of Listed Securities (“MVLS”) was below the minimum of $50 million required (the “MVLS Requirement”) for continued listing on The Nasdaq Global Market pursuant to Nasdaq listing rule 5450(b)(2)(A). The notice had no immediate effect on the listing of our common stock or warrants. In accordance with Nasdaq listing rule 5810(c)(3)(C), the Company has 180 calendar days, or until March 6, 2023, to regain compliance. The notice states that to regain compliance, the Company’s MVLS must close at $50 million or more for a minimum of ten consecutive business days during the compliance period ending March 6, 2023. On March 7, 2023, we received formal notice from the Nasdaq Staff indicating that we continued to be non-compliant with the MVLS requirement and that our common stock and warrants were subject to delisting unless the Company timely requests a hearing before the Panel. The Company has timely requested a hearing before the Panel, which request will stay any further action by Nasdaq at least pending the issuance of a decision by the Panel and the expiration of any extension that the Panel may grant to the Company following the hearing. If the Company is unable to satisfy the MVLS Requirement, the Company may be eligible to transfer the listing of its common stock and warrants to the Nasdaq Capital Market (provided that it then satisfies the requirements for continued listing on that market).
There can be no assurance that we will maintain compliance with the requirements for listing our Common Stock on Nasdaq. If we are unable to satisfy the Nasdaq criteria for continued listing, our Common Stock would be subject to delisting. A delisting of our Common Stock could negatively impact us by, among other things, reducing the liquidity and market price of our Common Stock; reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise equity financing; decreasing the amount of news and analyst coverage of us; and limiting our ability to issue additional securities or obtain additional financing in the future. In addition, delisting from Nasdaq may negatively impact our reputation and, consequently, our business. We believe that effecting the Reverse Split may help us avoid delisting from Nasdaq if we again fail to comply with the Minimum Bid Requirement and any resulting consequences.
Rationale for a Reverse Split
The primary purpose for effecting the Reverse Split is to increase the per-share trading price of our Common Stock so we can:
•
better ensure we do not fail to comply with the Minimum Bid Requirement, maintain the listing of our Common Stock on the Nasdaq and avoid a delisting of our Common Stock from Nasdaq in the future for failing to comply with the Minimum Bid Requirement;

•
broaden the pool of investors that may be interested in investing in our Company by attracting new investors who would prefer not to invest, or cannot invest, in shares that trade at lower share prices; and

•	make our Common Stock a more attractive investment to institutional investors.
In evaluating the Reverse Split, the Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, including their awareness that the trading prices of the common stock of some companies that have effected reverse stock splits have subsequently declined to pre-reverse stock split levels. In recommending the Reverse Split, the Board determined that it believes the potential benefits of the Reverse Split significantly outweigh these potential negative factors.
Potential Advantages of a Reverse Split
The Board is seeking authority to effect the Reverse Split with the primary intent of increasing the price of our Common Stock to comply with the Minimum Bid Requirement. The Board believes that, in addition to increasing the price of our Common Stock to meet the price criteria for continued listing on Nasdaq, the Reverse Split would also make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in our and our stockholders’ best interests.

The Reverse Split could effectively increase the per-share trading price of our Common Stock to better ensure we do not fail to comply with the Minimum Bid Requirement, maintain the listing of our Common Stock on Nasdaq and avoid a delisting of our Common Stock from Nasdaq in the future. By preserving our listing on the Nasdaq Global Market or transferring our listing to the Nasdaq Capital Market, we will have greater flexibility to consider and possibly pursue a wide range of future financing options. We believe being listed on a national securities exchange like the Nasdaq Global Market or the Nasdaq Capital Market is valued highly by many investors, particularly institutional investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future stockholders.
In addition, the Board believes that an increased stock price could encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. The Board believes that the higher share price that may result from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock.
Potential Risks from a Reverse Split
We cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per-share market price of our Common Stock following the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Split. Also, we cannot assure you that the Reverse Split will lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Split does not affect the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company (subject to the treatment of fractional shares). If the overall value of our Common Stock declines after the proposed Reverse Split, however, then the actual or intrinsic value of the shares of our Common Stock will also proportionally decrease as a result of the overall decline in value.
Further, the Reverse Split may reduce the liquidity of our Common Stock, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the expected increase in stock price as a result of the Reverse Split is not sustained. For instance, the proposed Reverse Split may increase the number of stockholders who own odd lots (fewer than 100 shares) of our Common Stock, creating the potential for those stockholders to experience an increase in the cost of selling their shares and greater difficulty in selling those shares. If we effect the Reverse Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investor and, consequently, the trading liquidity of our Common Stock may not improve.
Although we expect the Reverse Split to result in an increase in the market price of our Common Stock, the Reverse Split may not result in a permanent increase in the market price of our Common Stock, which would depend on many factors, including general economic, market and industry conditions and other factors described from time to time in the reports we file with the SEC.
Effect of the Reverse Split
If our stockholders approve the Reverse Split and the Board elects to effect the Reverse Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the split chosen by the Board (subject to the treatment of fractional shares), while the number of authorized shares of Common Stock will remain at 300,000,000. As of the effective time of the Reverse Split, we would also adjust and proportionally decrease the number of shares of our Common Stock reserved for issuance upon exercise of, and adjust and proportionally increase the exercise price of, all options and warrants and other rights to acquire our Common Stock. We would also proportionally reduce the number of shares that are issuable on vesting of outstanding restricted stock awards. In addition, as of the effective time of the Reverse Split, we would adjust and proportionally decrease the total number of shares of our Common Stock that may be the subject of future grants under the 2022 Plan (as defined below).
The Reverse Split would be effected simultaneously for all outstanding shares of our Common Stock. The Reverse Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our Company (other than as a result of the payment of cash in lieu of fractional shares). We would not issue fractional shares in connection with the Reverse Split. Instead, a stockholder who owns a number of shares not evenly divisible by the Reverse Split ratio would receive cash in lieu of any fractional share resulting from the Reverse Split upon surrender to the transfer agent of any certificates and a properly completed and executed transmittal letter. The Reverse Split would not change the terms of our Common Stock. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.
After the effective time of the Reverse Split, our Common Stock will have new CUSIP numbers, which is a number used to identify our equity securities, and investors holding stock certificates with the older CUSIP numbers will need to exchange them for stock certificates with the new CUSIP numbers by following the procedures described below.
Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Split will not affect the registration of our Common Stock under the Exchange Act, and following the Reverse Split, we could continue to be subject to the periodic reporting requirements of the Exchange Act. Our Common Stock would continue to be listed on the Nasdaq Global Market under the symbol “SBIG” immediately following the Reverse Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.
The following table sets forth the following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a 5-for-1 to 30-for-1 Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of March 28, 2023.
	Prior to the Reverse Split	Assuming a 5-for-1 Reverse Split	Assuming a 10-for-1 Reverse Split	Assuming a 15-for-1 Reverse Split	Assuming a 20-for-1 Reverse Split	Assuming a 30-for-1 Reverse Split
Number of Shares of Common Stock Authorized	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000	300,000,000
Number of Shares of Common Stock Issued and Outstanding	26,940,841	5,388,168	2,694,084	1,796,056	1,347,042	898,028
Number of Shares of Common Stock Reserved for Issuance(1)	21,506,908	4,301,382	2,150,691	1,433,794	1,075,345	716,897
Number of Shares of Common Stock Authorized but Unissued and Unreserved	251,552,251	290,310,450	295,155,225	296,770,150	297,577,613	298,385,075
Price per Share(2)	$0.65	$3.25	$6.50	$9.75	$13.00	$19.50
Weighted-average Exercise Price of Outstanding Options	$0.57	$2.85	$5.70	$8.55	$11.40	$17.10
Weighted-average Exercise Price of Outstanding Warrants	$11.52	$57.60	$115.20	$172.80	$230.40	$345.60
(1)
Includes (i) options to purchase an aggregate of 3,394,753 shares of our Common Stock, (ii) warrants to purchase an aggregate of 16,586,980 shares of our Common Stock (iii) 1,314,000 shares of our Common Stock underlying unvested restricted stock units and (iv) 211,175 shares of our Common Stock reserved for future issuance under our 2022 Plan.

(2)	Based on the closing price of our Common Stock on April 10, 2022.
If the Board does not implement the Reverse Split before June 11, 2024, the authority granted in this proposal to file the Amendment to effect the Reverse Split would terminate.
Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Split, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our Common Stock and securities convertible into or exercisable for our Common Stock.

Authorized Shares of Common Stock
We are currently authorized under our Certificate of Incorporation to issue up to a total of 350,000,000 shares of capital stock, comprised of 300,000,000 shares of our Common Stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). As of March 28, 2022, a total of 26,940,841 shares of our Common Stock and no shares of Preferred Stock are outstanding. While the Reverse Split would decrease the number of outstanding shares of our Common Stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the practical effect of the Reverse Split would be to substantially increase the number of shares of Common Stock available for issuance under our Certificate of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests because it would give us greater flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures and acquisitions, as well as under the 2022 Plan and for other general corporate purposes. Although we do not currently have any plans, undertakings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of Common Stock that would become available for issuance if the Reverse Split is effected, we believe it would be advantageous to have the shares available for the purposes described above in the future.
By increasing the number of authorized but unissued shares of Common Stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of our Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines, in the exercise of its fiduciary duties, is not in the best interests of our Company or our stockholders. The Reverse Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split could have the effect of providing the Board with additional means to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business, including making it more difficult for stockholders to remove directors. The Board is not aware of any attempt to take control of our Company and did not authorize the Reverse Split with the intention of using it as a type of anti-takeover device.
Procedure for Effecting the Reverse Split
If our stockholders approve the adoption of the Amendment to effect the Reverse Split and if the Board continues to believe that the Reverse Split is in the best interests of the Company and our stockholders, on a date no later than June 11, 2024, the Board would cause the Amendment to be filed with the Delaware Secretary of State to effect the Reverse Split at a whole number ratio between 5-for-1 and 30-for-1, as selected by the Board in its sole discretion and publicly disclosed prior to the effectiveness of the Reverse Split. We would file the Amendment with the Delaware Secretary of State so that it becomes effective at the time the Board determines to be appropriate. The Board may delay effecting the Amendment without resoliciting stockholder approval to any time before June 11, 2024. The Amendment would become effective at the time that it is filed with the Delaware Secretary of State or at such later effective date and time as specified in the Amendment.
Record and Beneficial Stockholders
If the Reverse Split is implemented, all of our registered holders of Common Stock who hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), will receive a statement from Continental reflecting the number of shares of our Common Stock registered in their accounts, along with payment in lieu of any fractional shares. No action needs to be taken to receive post-Reverse Split shares and payment in lieu of fractional shares (if any) because the exchange will be automatic. Stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate or certificates (“Old Certificates”) for shares held in book-entry form through the Depositary Trust Company’s Direct Registration System representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Split. Continental will furnish to stockholders of record upon the effective time of the Reverse Split the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Split, Continental will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form and payment in lieu of fractional shares (if any). You would not be able to use your Old Certificates representing pre-split shares for either transfers or deliveries. Accordingly, you must exchange your Old Certificates to effect transfers or deliveries of your shares.
Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split and making payment for fractional shares than those that we would put in place for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Fractional Shares
No fractional shares of Common Stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
We do not anticipate the aggregate cash amount we pay for fractional interests to be material to us.
Effect on Options, Warrants, Preferred Stock and Other Securities
All outstanding options, warrants, preferred stock and other securities entitling their holders to purchase shares of our Common Stock would be adjusted as result of the Reverse Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the exchange ratio implemented in the Reverse Split. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock awards.
Accounting Matters
The Reverse Split would not affect the par value of our Common Stock per share, which would continue to be $0.0001 par value per share, while the number of outstanding shares of Common Stock would decrease in accordance with the Reverse Split ratio (without taking into account the payment of cash in lieu of fractional shares). As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Split, the reported per share net income or loss would be higher because there would be fewer shares of Common Stock outstanding, and we would adjust historical per share amounts in our future financial statements.
Discretionary Authority of the Board to Abandon the Reverse Split
The Board reserves the right to abandon the Reverse Split without further action by our stockholders at any time before the effectiveness of the Amendment with the Delaware Secretary of State, even if our stockholders have approved the Amendment to effect the Reverse Split at the Annual Meeting. By voting in favor of this proposal, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Split, if the Board should so decide.
No Appraisal or Dissenters’ Rights
Neither Delaware law, the Certificate of Incorporation, nor our Bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.
Material U.S. Federal Income Tax Consequences of the Reverse Split
The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Split to U.S. Holders (as defined below). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who or that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the effect of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:
•	Financial institutions;
•	Insurance companies;
•	Real estate investment trusts;
•	Regulated investment companies;
•	Grantor trusts;
•	Tax-exempt organizations;
•	Dealers or traders in securities or currencies;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
•	U.S. Holders having a functional currency other than the U.S. dollar;
•	persons who hold or received our Common Stock pursuant to the exercise of any employee share option or otherwise as compensation;
•	tax-qualified retirement plans;
•	U.S. Holders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for federal U.S. federal income tax purposes; and
•	U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their tax advisors regarding the U.S. federal income tax consequences of the Reverse Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Split, whether or not they are in connection with the Reverse Split.
This discussion is for general information only and is not intended to be, and should not be construed as, tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Holders of our Common Stock are urged to consult their respective tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the Reverse Split to them in light of their particular circumstances.
Tax Consequences of the Reverse Split to U.S. Holders
The Reverse Split is intended to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes. Assuming the Reverse Split so qualifies, a U.S. Holder generally will not recognize gain or loss upon the Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the Reverse Split will be equal to the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the Reverse Split will include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders who acquired our Common Stock on different dates and at different prices should consult their tax advisors regarding the appropriate allocation of their tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of a fractional share of our Common Stock in the Reverse Split will recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of such U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. The deductibility of capital losses is subject to limitation.
A stockholder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A stockholder of our Common Stock will be subject to backup withholding (currently at a rate of 24%) if such stockholder is not otherwise exempt and such stockholder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS Stockholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
This discussion is for general information only and is not tax advice. It does not discuss all aspects of taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, stockholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the Reverse Split arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REVERSE SPLIT
PROPOSAL, WHICH IS DESIGNATED AS PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of the Common Shares as of March 28, 2023 by:
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding Common Shares;
•	each of the Company’s named executive officers and directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The ownership percentages set forth in the table below are based on 26,940,841 Common Shares issued and outstanding as of March 28, 2023 and unless otherwise noted below, do not take into account the issuance of any Common Shares issuable (i) upon exercise of warrants or (ii) underlying vested incentive equity awards, where the number of shares underlying such awards is not determinable until the actual payment date of such awards. For information on the ownership of incentive equity awards by our named executive officers, please refer to “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year End.” However, shares that a person has the right to acquire within 60 days of March 28, 2023 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Shares.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o SpringBig Holdings, Inc., 621 NW 53rd Street, Ste. 260, Boca Raton, FL 33487.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock(1)
5% Stockholders
Medici Holdings V, Inc.	4,743,120	17.6
Tuatara Capital Fund II, L.P.(2)	4,470,000	16.6
TVC Capital IV, L.P.(3)	2,495,499	9.3
Altitude Investment Partners, LP(4)	1,508,295	5.6
Executive Officer and Directors of the Company
Jeffrey Harris(5)	5,242,254	19.1
Paul Sykes(6)	115,635	*
Navin Anand(7)	95,110	*
Steven Bernstein	—	*
Patricia Glassford	—	*
Amanda Lannert	—	*
Phil Schwarz	474,312	1.8
Sergey Sherman	—	*
Jon Trauben(4)	—	*
All directors and named executive officers of SpringBig as a group post-business combination (9 individuals):	5,927,311	21.6
*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)
The percentage of beneficial ownership of the Company is calculated based on 26,940,841 shares of common stock outstanding as of March 28, 2023, which includes the shares of common stock issued to the stockholders of SpringBig in connection with the business combination. Unless otherwise indicated, the business address noted for each of the foregoing entities or individuals is 621 NW 53rd Street, Ste. 260, Boca Raton, FL 33487.

(2)
Includes 3,870,000 shares of common stock held by TCAC Sponsor, LLC (the “Sponsor”) and 600,000 shares of common stock held by Tuatara Capital Fund II, L.P. Tuatara Capital Fund II, L.P. (“Fund II”) is the sole member of TCAC Sponsor, LLC. Accordingly, shares of common stock held by TCAC Sponsor, LLC may be attributed to Fund II. Fund II is controlled by a board of managers comprised of three individuals - Albert Foreman, Mark Zittman and Marc Riiska. Any action by our sponsor with respect to our company or the founders’ shares, including voting and dispositive decisions, requires a majority vote of the managers of the board of managers of Fund II. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of Fund II’s managers, none of the managers is deemed to be a beneficial owner of our sponsor’s securities, even those in which he holds a pecuniary interest. Accordingly, none of the managers is deemed to have or share beneficial ownership of the founders’ shares held by the Sponsor.

(3)
TVC Capital IV, L.P. is an affiliate of TVC Capital Partners IV, L.P. Each of TVC Capital IV LP and TVC Capital Partners IV LP is directly controlled by TVC Capital IV GP, LLC (“GP IV”). Each of Steven Hamerslag and Jeb S. Spencer is a managing member of GP IV and may be deemed to have shared voting and dispositive power over the shares held by the foregoing entities. The foregoing is not an admission by any of Steven Hamerslag and Jeb S. Spencer that he is the beneficial owner of the shares held by the foregoing entities. The address for each of the foregoing persons is 11710 El Camino Real, Suite 100, San Diego, CA 92130.

(4)
Held by Altitude Investment Partners, LP, in which Mr. Trauben has a less than 5% ownership interest. Altitude Investment Partners, LP is managed by JRC Capital Partners, in which Mr. Trauben has an approximately 25% ownership interest. All decisions by JRC Capital Partners (including the voting and disposition and other decisions regarding the shares of the Company) are made by unanimous written consent of the Board members of JRC Capital Partners, which such Board consists of greater than 3 persons. Accordingly, under the so-called “rule of three” pursuant to SEC guidance, because voting and dispositive decisions are made by consent of the Board of JRC Capital Partners, Mr. Trauben is not deemed to be a beneficial owner of the shares of the Company and disclaims all beneficial ownership therein. The address for Altitude Investment Partners, L.P. is 73 Bal Bay Drive, Bal Harbor, FL 33154.

(5)
Includes the shares of common stock held by Medici Holdings V, Inc., an estate planning vehicle through which Mr. Harris shares ownership with family members of Mr. Harris and for which Mr. Harris may be deemed to have investment discretion and voting power. Includes 489,134 options exercisable for shares of common stock within 60 days.

(6)	Includes 9,264 options exercisable for shares of common stock within 60 days.
(7)	Includes 6,794 options exercisable for shares of common stock within 60 days.

EXECUTIVE AND DIRECTOR COMPENSATION
Unless the context otherwise requires, all references in this “Executive and Director Compensation” section to “we,” “us,” “our,” “SpringBig,” or the “Company” refer to SpringBig, Inc. prior to the consummation of the business combination.
This discussion may contain forward-looking statements that are based on SpringBig’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the business combination may differ materially from the currently planned programs summarized in this discussion. All equity amounts in this section are shown on a pre-business combination basis.
SpringBig’s named executive officers, including its principal executive officer and the next two most highly compensated executive officers, as of December 31, 2022, were:
•	Jeffrey Harris, SpringBig’s Chief Executive Officer;
•	Paul Sykes, SpringBig’s Chief Financial Officer; and
•	Navin Anand, SpringBig’s Chief Technology Officer.
Table
The following table provides information regarding the compensation earned by or paid to SpringBig’s named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jeffrey Harris.............................. Chief Executive Officer	2022	$371,731	$609,375	$—	$—	$—	$—	$981,106
	2021	$265,000	$—	$—	$—	$—	$—	$265,000
Paul Sykes.................................. Chief Financial Officer(1)	2022	$324,615	$425,000	$88,650	$—	$—	$—	$838,265
	2021	$172,944	$90,000	$—	$281,250	$—	$—	$544,194
Navin Anand............................... Chief Technology Officer(2)	2022	$228,116	$60,000	$88,650	$—	$—	$—	$376,766
	2021	$139,838	$40,000	$—	$206,250	$—	$—	$386,088
(1)	Mr. Sykes was appointed Chief Financial Officer of Legacy SpringBig effective April 7, 2021.
(2)	Mr. Anand was appointed Chief Technology Officer of Legacy SpringBig effective April 12, 2021.
(3)
The amount reported in this column for Mr. Harris consists of (i) $300,000 paid in connection with the closing of the business combination and (ii) $309,375 in expected aggregate grant date fair value of restricted stock to be granted in connection with the performance of the Company during 2022 pursuant to the Executive Employment Agreement, dated November 8, 2021 by and between SpringBig and Mr. Harris. The Company and Mr. Harris have agreed that the aggregate number of shares underlying such restricted stock award will be 300,000 to be granted conditioned on and following the approval of the Equity Incentive Plan Proposal. The amount reported in this column for Mr. Sykes consists of (i) $250,000 paid in connection with the closing of the business combination and (ii) $175,000 paid in connection with the performance of the Company during 2022 pursuant to the Executive Employment Agreement, dated November 8, 2021 by and between SpringBig and Mr. Sykes.

(4)
Amounts represent the aggregate grant date fair value of restricted stock granted to our named executive officers computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock units (“RSUs”) reported in this column are set forth in Note 16 — Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. These amounts do not reflect the actual economic value that may be realized by the named executive officer. The aggregate number of shares underlying each stock award in this column was 45,000.

(5)
Amounts represent the aggregate grant date fair value of stock options granted to our named executive officers computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in this column are set forth in Note 16 — Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. These amounts do not reflect the actual economic value that may be realized by the named executive officers.

Narrative Disclosure to Summary Compensation Table
For 2021, the compensation programs for SpringBig’s named executive officers consisted of base salary, cash bonuses and incentive compensation delivered in the form of stock options. For 2022, the compensation programs for SpringBig’s named executive officers consisted of base salary, cash bonuses, non-equity incentive plan compensation and incentive compensation delivered in the form of RSU awards.

Base Salary
Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.
Cash Bonus
Prior to the business combination, SpringBig did not maintain formal arrangement with its named executive officers providing for annual cash bonus awards. See “Executive Employment Agreements,” below, for a description of the terms of the employment agreements with Messrs. Harris and Sykes that became effective as of the business combination.
Equity-Based Incentive Awards
SpringBig’s equity award program is the primary vehicle for offering long-term incentives to its executives. SpringBig believes that equity awards provide its executives with a strong link to long-term performance, create an ownership culture and help to align the interests of SpringBig’s executives and members. To date, SpringBig has used stock options and RSUs for this purpose. SpringBig believes that its equity awards are an important retention tool for its executive officers, as well as for its other employees. SpringBig awards equity awards broadly to its employees, including to its non-executive employees.
Prior to the business combination, all of the equity awards SpringBig has granted were made pursuant to the SpringBig, Inc. 2017 Equity Incentive Plan (as amended and restated) (the “SpringBig Plan”). The terms of the SpringBig Plan are described under the section titled “—Employee Benefit Plans” below. Following the business combination, all of the equity awards SpringBig has granted were made pursuant to the Plan. The terms of the Plan are described under the section titled “—Employee Benefit Plans” below.
Benefits and Perquisites
SpringBig provides benefits to its named executive officers on the same basis as provided to all of its employees, including medical, vision and dental insurance; life insurance; short and long-term disability insurance; and a 401(k) plan. SpringBig does not maintain any executive-specific benefit or executive perquisite programs.
Retirement Plans
SpringBig maintains a tax-qualified retirement plan that provides its employees, including its named executive officers, who satisfy certain eligibility requirements with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of a new quarter after six (6) months of employment with SpringBig. Under the 401(k) plan, SpringBig may make discretionary matching contributions.
Executive Employment Arrangements
In connection with entering into the merger agreement, SpringBig entered into employment agreements with each of Messrs. Harris and Sykes, which became effective upon the closing of the business combination. The employment agreements with Messrs. Harris and Sykes provide for an annual base salary of $450,000 and $350,000 respectively, subject to increase from time to time, and an annual target bonus opportunity of up to 137.50% and 100% of base salary, respectively. Each of Messrs. Harris and Sykes will continue to be eligible to participate in any executive benefit plans in effect from time to time. In the event of the termination of Mr. Harris’s or Mr. Sykes’s employment without cause or for good reason within 18 months following a change in control, he will be entitled to severance equal to the sum of his base salary (paid in a lump sum within 60 days of the termination) and target annual cash incentive; continued health benefits for 12 months; and accelerated vesting of outstanding time-based equity awards, with performance awards vested based on target performance. In the event of a termination without cause or for good reason not in connection with a change in control, he will be entitled to severance equal to the sum of his base salary and target annual cash incentive; continued health benefits for 12 months; and accelerated vesting of outstanding time-based equity awards, with performance awards vested based on target performance. Severance benefits will be subject to Messrs. Harris’s and Sykes’s execution of a release of claims and compliance with restrictive covenants, including a non-solicitation and non-disparagement covenant.

The agreements described in this section are filed as exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC March 28, 2023, and the following descriptions are qualified by reference thereto.
Outstanding Equity Awards at December 31, 2022
The following table presents estimated information regarding outstanding equity awards held by SpringBig’s named executive officers as of December 31, 2022.
			Option Awards
	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Jeffrey Harris	3/17/2019	3/17/2019(1)	415,023		$0.52	3/17/2029
	12/2/2020	12/2/2020(1)	74,111		$1.26	12/2/2030
Paul Sykes	6/21/2021	4/7/2021(2)	27,792		$1.26	6/21/2031
Navin Anand	6/21/2021	4/12/2021(2)	101,903		$1.26	6/21/2031
(1)	Represents an option vesting fully as of the closing of the business combination on June 14, 2022.
(2)
Represents an option vesting with respect to (a) 35% of the shares subject to the option on December 31, 2021, (b) 15% of the shares subject to the option as of the closing of the business combination and (c) 50% of the shares subject to the option ratably over 24 months following the business combination.

			Stock Awards
	Grant Date	Vesting Commencement Date	Number of shares or units of stock that have not (#) vested	Market value of shares or units of stock that have not ($) vested(1)
Paul Sykes	7/7/2022(2)	7/7/2022(2)	45,000	29,250
Navin Anand	7/7/2022(2)	7/7/2022(2)	45,000	29,250
(1)	The amounts in this column are determined by multiplying (i) the number of RSUs shown in the previous column by (ii) $0.65 (the closing price of the Company’s common stock on December 31, 2022).
(2)	Restricted stock units vest one-third per year beginning on the first anniversary of the date of grant.
Employee Benefit Plans
SpringBig, Inc. 2017 Equity Incentive Plan
Prior to the closing of the merger, SpringBig maintained the SpringBig Plan, which was originally established effective December 1, 2017. The SpringBig Plan was subsequently amended on January 30, 2018 and November 30, 2018 and the amended and restated SpringBig Plan was approved by the Board of Directors of SpringBig on April 10, 2019. The SpringBig Plan permits the grant of incentive stock options, non-qualified stock options, restricted stock awards, and restricted stock unit awards to SpringBig and its affiliates’ employees, consultants and directors. SpringBig will not grant any additional awards under the SpringBig Plan following the business combination; see “SpringBig Holdings, Inc. 2022 Long-Term Incentive Plan,” below for a discussion of the equity incentive plan that was adopted in connection with the closing of the business combination.
Authorized Shares. 7,495,594 shares of common stock of SpringBig were authorized under the SpringBig Plan. Awards granted under the SpringBig Plan that are canceled, forfeited or expired prior to exercise or realization will become available for future grant while the SpringBig Plan remains in effect. As of October 7, 2021, 2,317 shares of common stock of SpringBig were available for issuance under the SpringBig Plan.
Plan Administration. The SpringBig Plan is administered by SpringBig’s Board of Directors or a committee of one or more members of the Board of Directors appointed by the board to administer the SpringBig Plan. Subject to the provisions of the SpringBig Plan, the administrator has the power to determine the terms of each award, such as the form of awards and vesting schedule of awards. The administrator is authorized to interpret the SpringBig Plan, prescribe the terms and conditions of the awards granted thereunder, and make all other determinations necessary or advisable for administering the SpringBig Plan.
Plan Awards. Awards to be granted under the SpringBig Plan may be subject to various restrictions, including restrictions on transferability and forfeiture provisions, as determined by the administrator and consistent with the SpringBig Plan terms. Subject to the terms of the SpringBig Plan, the administrator will determine the number of awards granted and other terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate. Awards that have not vested are subject to SpringBig’s right of repurchase or forfeiture. The economic and other rights associated with awards granted under the SpringBig Plan are governed by the SpringBig certificate of incorporation, as may be amended and in effect from time to time.
Non-Transferability of Awards. The awards are subject to certain transferability restrictions and requirements.
Certain Adjustments. The outstanding awards may be subject to adjustment, substitution, exchange or, to the extent then unvested, cancellation by SpringBig’s Board of Directors so as to proportionately reflect any unit splits, reverse splits, dividends or distributions, recapitalizations, reclassifications, or other relevant changes in SpringBig’s capitalization or corporate structure.
Amendment, Termination. SpringBig’s Board of Directors has the authority to amend, suspend or terminate all or any part of the SpringBig Plan in its sole discretion. Awards outstanding following the business combination will be assumed by SpringBig.
SpringBig Holdings, Inc. 2022 Long-Term Incentive Plan
At the special meeting of stockholders of Tuatara held on June 9, 2022, the stockholders of Tuatara adopted and approved the Plan.
The purpose of the Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the common stock through the granting of awards thereunder.
Summary of the Incentive Plan
This section summarizes certain principal features of the incentive plan. The summary is qualified in its entirety by reference to the complete text of the incentive plan.
Eligibility. SpringBig’s employees, consultants and directors, and employees and consultants of its affiliates, may be eligible to receive awards under the incentive plan.
Award Types. The incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.
Share Reserve. The number of shares of common stock initially reserved for issuance under the incentive plan is 1,525,175 (the amount of shares of common stock equal to 5% of the sum of (i) the number of shares of our common stock outstanding as of the consummation of the business combination and (ii) the number of shares of our common stock underlying stock options issued under the SpringBig, Inc. 2017 Equity Incentive Plan (as amended and restated) that were outstanding as of the consummation of the transactions contemplated by the merger agreement). Shares subject to stock awards granted under the incentive plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under the incentive plan.
Plan Administration. The board of directors of SpringBig, or a duly authorized committee thereof, will have the authority to administer the incentive plan. The board of directors of SpringBig may also delegate to one or more officers the authority to (i) designate employees other than officers to receive specified stock awards and (ii) determine the number of shares to be subject to such stock awards. Subject to the terms of the incentive plan, the plan administrator has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares subject to each stock award, the fair market value of a share, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the incentive plan. The plan administrator has the power to modify outstanding awards under the incentive plan. Subject to the terms of the incentive plan, the plan administrator also has the authority to reprice any outstanding option or stock award, cancel and re-grant any outstanding option or stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.
Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than cause, the optionholder may generally exercise any vested options for a period of three (3) months following the cessation of service, bur only within three (3) months following such termination, unless another period of time is provided in the applicable award agreement or other agreement, subject to the limitations in the incentive plan. The option term may be extended in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or SpringBig’s insider trading policy. Options generally terminate immediately upon the termination of an optionholder’s service for cause. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.
Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by SpringBig may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of SpringBig’s total combined voting power or that of any of SpringBig’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant.
Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, SpringBig may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.
Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units may be granted in consideration for any form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. A restricted stock unit may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.
Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the incentive plan, and in a manner consistent with the provisions of Sections 409A). A stock appreciation right granted under the incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.
Performance Awards. The incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any measure of performance selected by the plan administrator. The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by SpringBig achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under SpringBig’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.
Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by SpringBig to any individual for service as a non-employee director with respect to any calendar year (such period, the “annual period”), including stock awards and cash fees paid by SpringBig to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the board of directors of SpringBig during such annual period, $1,000,000 in total value. For purposes of these limitations, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes.
Changes to Capital Structure. In the event there is a specified type of change in SpringBig’s capital structure, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate adjustments will be made to (i) the class(es) and maximum number of shares of common stock subject to the incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of common stock subject to outstanding awards.

Corporate Transactions. The following applies to stock awards under the incentive plan in the event of a corporate transaction, as defined in the incentive plan, unless otherwise provided in a participant’s stock award agreement or other written agreement with SpringBig or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the incentive plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by SpringBig with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the transaction (contingent upon the effectiveness of the transaction), and such stock awards will terminate for no consideration if not exercised (if applicable) at or prior to the effective time of the transaction, and any reacquisition or repurchase rights held by SpringBig with respect to such stock awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards with multiple vesting levels depending on performance level, unless otherwise provided by an award agreement or by the plan administrator, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then with respect to any such stock awards that are held by persons other than current participants, such awards will terminate for no consideration if not exercised (if applicable) prior to the effective time of the transaction, except that any reacquisition or repurchase rights held by SpringBig with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the transaction. The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event a stock award will terminate if not exercised prior to the effective time of a transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of (1) the value of the property the participant would have received upon the exercise of the stock award over (2) any exercise price payable by such holder in connection with such exercise.
Change in Control. In the event of a change in control, as defined under the incentive plan, awards granted under the incentive plan will not receive automatic acceleration of vesting and exercisability, although this treatment may be provided for in an award agreement.
Plan Amendment or Termination. The board of directors of SpringBig has the authority to amend, suspend, or terminate the incentive plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date the board of directors of Tuatara adopts the incentive plan.
Incentive Plan Benefits. Grants of awards under the incentive plan are subject to the discretion of the plan administrator. Therefore, it is not possible to determine the future benefits that will be received by participants under the incentive plan.
SpringBig Executive Officer and Director Compensation Following the Merger
Executive Officer Compensation
Following the closing of the merger, employment agreements with Jeffrey Harris, CEO of SpringBig Holdings, Inc. (referred to in this section as “New SpringBig”), and Paul Sykes, CFO of New SpringBig, became effective. Pursuant to his employment agreement, Mr. Harris will receive an annual salary of $450,000, will be eligible for a target cash incentive opportunity of up to 137.50% of his annual base salary, and will be eligible to receive equity incentive awards under New SpringBig’s long-term incentive plan as in effect from time to time. If Mr. Harris’s employment is terminated by the Company without Cause (as defined in the employment agreement), other than as a result of his death or disability or by Mr. Harris for Good Reason (as defined in the employment agreement), Mr. Harris will be entitled to receive: (i) any annual salary then in effect, earned but unpaid as of the termination date (“Earned Salary”), and subject to the Company’s receipt from Mr. Harris of a release of any claims against the Company, (A) if the termination is in connection with a “change in control” (as defined in the employment agreement), an amount equal to the sum of (I) his annual salary and (II) his target annual cash incentive, plus accelerated and continued vesting of certain equity awards; or (B) if the termination is not in connection with a change in control, an amount equal to the sum of (I) his annual salary and (II) a prorated portion of his annual cash incentive, plus accelerated and continued vesting of certain equity awards which are then-outstanding and unvested.

If Mr. Harris’s employment is terminated by the Company with Cause, by Mr. Harris for any reason at any time, as a result of Mr. Harris’s death, or for any reason other than by the Company without Cause, Mr. Harris will receive only the Earned Salary.
Pursuant to his employment agreement, Mr. Sykes will receive an annual salary of $350,000, will be eligible for a target cash incentive opportunity of up to 100% of his annual base salary, and will be eligible to receive equity incentive awards under New SpringBig’s long-term incentive plan as in effect from time to time. If Mr. Sykes’s employment is terminated by the Company without Cause (as defined in the employment agreement), other than as a result of his death or disability or by Mr. Sykes for Good Reason (as defined in the employment agreement), Mr. Sykes will be entitled to receive: (i) any Earned Salary, and subject to the Company’s receipt from Mr. Sykes of a release of any claims against the Company, (A) if the termination is in connection with a “change in control” (as defined in the employment agreement), an amount equal to the sum of (I) his annual salary and (II) his target annual cash incentive, plus accelerated and continued vesting of certain equity awards; or (B) if the termination is not in connection with a change in control, an amount equal to the sum of (I) his annual salary and (II) a prorated portion of his annual cash incentive, plus accelerated and continued vesting of certain equity awards which are then-outstanding and unvested. If Mr. Sykes’s employment is terminated by the Company with Cause, by Mr. Sykes for any reason at any time, as a result of Mr. Sykes’s death, or for any reason other than by the Company without Cause, Mr. Sykes will receive only the Earned Salary.
In addition, the Legacy SpringBig board of directors awarded each of Mr. Harris and Mr. Sykes a one-time cash bonus in the amount of $300,000 and $250,000, respectively, which was awarded as of the Closing.
Director Compensation
Prior to the closing of the business combination, Legacy SpringBig did not maintain formal arrangements under which its directors received compensation for their service on the board or its committees. From time to time, directors were awarded stock options under the SpringBig Plan. In 2021, directors did not receive any cash or equity compensation.
For the post-business combination Board of Directors, the Company will compensate the members of the Board of Directors, other than Mr. Harris, who will not be compensated for his role on the Board, through a combination of cash and equity as outlined below:
•	an annual grant of 25,000 RSUs for each Board member;
•	an annual cash retainer of $75,000 for each Board member;
•	an annual cash committee retainer for each committee chair:
○	Audit: $17,000
○	Compensation: $10,000
○	Nominating and Corporate Governance: $9,000
•	an annual cash committee retainer for each committee member:
○	Audit: $6,000
○	Compensation: $3,500
○	Nominating and Corporate Governance: $3,000
The RSU grants to each Board member will vest annually over three years. The RSU grants will be subject to the limitations set forth under “—Non-Employee Director Compensation Limit,” above.

The following tables set forth information regarding the compensation earned by or paid to non-employee directors for service on our Board during the fiscal year ended December 31, 2022. Mr. Harris did not receive any additional compensation for his service as director.
Name	Fees Earned or Paid in Cash(1)	Restricted Stock Awards(2)(3)	Total
Steven Bernstein	$44,000	$49,250	$93,250
Patricia Glassford	46,000	49,250	95,250
Amanda Lannert	43,750	49,250	93,000
Phil Schwarz	42,000	49,250	91,250
Sergey Sherman(4)	40,500	49,250	89,750
Jon Trauben(5)	39,250	49,250	88,500
(1)	Includes annual fees paid to all directors for their service on the Board.
(2)
Amounts reported represent the aggregate grant date fair value of RSUs granted to such non-executive director during 2022 under the 2022 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in this column are set forth in Note 16 — Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. This amount does not reflect the actual economic value that may be realized by the director.

(3)	For each non-employee director who received restricted stock awards, the aggregate number of shares underlying such stock award was 25,000.
(4)
All cash compensation received by Mr. Sherman has been paid to Tuatara Capital, L.P., where he serves as Managing Director - Investments. All restricted stock awarded to Mr. Sherman as compensation for his service on the Board is held for the benefit of Tuatara Capital, L.P., and Mr. Sherman has no voting or investment power over such stock.

(5)	All cash compensation received by Mr. Trauben has been paid to Altitude Investment Management, where he serves as Partner.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2022, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2021, to which SpringBig has been a party in which the amount involved exceeded $120,000 and in which any of SpringBig’s executive officers, directors, managers, promoters, beneficial holders of more than 5% of SpringBig’s membership interests, or any associates or affiliates thereof had or will have a direct or indirect material interest, other than compensation arrangements which are described in the section captioned “Executive Compensation.”
Certain Employment Relationships
Certain immediate family members of Jeffrey Harris, SpringBig’s chief executive officer and a member of SpringBig’s Board of Directors, provide services to SpringBig as full-time employees for compensation. Natalie Harris is employed as Vice President, Marketing of SpringBig. Ms. Harris, who is the daughter-in-law of Mr. Harris, earned $160,781 in compensation in 2021 and $308,800 in compensation in 2022, consisting of a salary of $230,000 and restricted stock awards of $78,800. Sam Harris is employed as Vice President, Product Development of SpringBig. Mr. Sam Harris, who is the son of Mr. Jeffrey Harris, earned $232,692 in compensation in 2021 and $343,800 in compensation in 2022, consisting of a salary of $265,000 and restricted stock awards of $78,800. For a description of equity awards granted to SpringBig’s named executive officers, see “Executive and Director Compensation—Executive Compensation.”
The restricted stock award amounts reported in the prior paragraph represent the aggregate grant date fair value of RSUs granted to such person during 2022 under the 2022 Plan, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the RSUs reported in the prior paragraph are set forth in Note 16 — Stock Based Compensation to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023. These amounts do not reflect the actual economic value that may be realized by Ms. Harris or Mr. Sam Harris.
Certain Other Enterprises
SpringBig has previously engaged InteQ to provide certain employee support and sharing, software development work and information technology services. InteQ employed certain personnel who provided services solely to SpringBig. In exchange, SpringBig reimbursed InteQ at cost for such employees. SpringBig’s Chief Executive Officer, Jeffrey Harris, founded InteQ and beneficially holds a controlling equity interest in such company. There is no ongoing formal, written agreement between SpringBig and InteQ. As part of Mr. Harris’s employment agreement with SpringBig, Mr. Harris has agreed to customary provisions regarding the devotion of his business time and energy to SpringBig, confidentiality and non-compete obligations, and Board approval of related party transactions (including any new arrangements or business with InteQ).
SpringBig paid InteQ a total of approximately $153,000 and $408,000 for the years ended December 31, 2022 and 2021, respectively. These amounts are included in technology and software development expenses of the Company. At December 31, 2022 and 2021, the Company had recorded $3,000 and $4,000, respectively, in accounts payable related to InteQ.
Other Transactions
SpringBig has entered into employment and other agreements with certain of its executive officers. For a description of agreements with SpringBig’s named executive officers, see the section captioned “Executive and Director Compensation—Executive Employment Arrangements” and “—Outstanding Equity Awards at December 31, 2022.”
SpringBig will enter into indemnification agreements with its directors and executive officers.
Post-Business Combination Arrangements
In connection with the business combination, certain agreements were executed. The agreements described in this section are filed as exhibits to the registration statement of which this prospectus forms a part, and the following descriptions are qualified by reference thereto. These agreements include:
•
Voting and Support Agreements. In connection with the signing of the merger agreement, on November 8, 2021, Tuatara, Legacy SpringBig and certain stockholders and optionholders of Legacy SpringBig and Tuatara entered into voting and support agreements, pursuant to which such Legacy SpringBig stockholders agreed to vote all of their shares in Legacy SpringBig in favor of the merger agreement and related transactions and to take certain other actions in support of the merger agreement and related transactions. The Legacy SpringBig voting and support members also each agreed, with certain exceptions, to a lock-up for a period of 180 days after the closing with respect to any securities of the Company that they receive as merger consideration under the merger agreement.
•
Subscription Agreements. Certain investors entered in subscription agreements pursuant to which Tuatara agreed to issue and sell to the subscription investors, in the aggregate, $13,100,000 of common stock of Tuatara at a purchase price of $10.00 per share. The closing of the PIPE Subscription Financing occurred immediately prior to the closing of the merger. Certain of the subscription investors that were existing stockholders of Legacy SpringBig entered into convertible notes with Legacy SpringBig for an aggregate principal sum of $7,000,000 (the “convertible notes”), which was funded on or around February 25, 2022. Those notes matured at the closing of the business combination and the holders received the shares they subscribed for under the subscription agreement, as well as interest payments in the form of 31,356 shares of the Company.

•
Amended and Restated Registration Rights Agreement. In connection with the consummation of the merger agreement and the business combination, on June 14, 2022, SpringBig and certain holders entered in an amended and restated registration rights agreement, pursuant to which such holders are able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three (3) such demand registrations for our sponsor and four (4) such demand registrations for the other investors thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10 million. Any such demand may be in the form of an underwritten offering, it being understood that we will not be able to conduct more than two underwritten offerings where the expected aggregate proceeds are less than $25 million but in excess of $10 million in any 12-month period.

•
Sponsor Escrow Agreement. The Sponsor, Tuatara and certain independent members of the pre-business combination board of directors entered into an escrow agreement (“Sponsor Escrow Agreement”) at the closing of the business combination pursuant to which the Sponsor and certain members of the pre-business combination board of directors deposited an aggregate of 1,000,000 shares of the Company’s Common Stock (“Sponsor Earnout Shares”) into escrow. The Sponsor Escrow Agreement provides that such Sponsor Earnout Shares will either be released to the Sponsor if the closing price of the Company’s Common Stock equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations, and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the closing date and by the fifth anniversary of the closing date. The Sponsor Earnout Shares will be terminated and canceled by the Company if such condition is not met at any time after the closing date and by the fifth anniversary of the closing date.

Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: SpringBig Holdings, Inc., 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487, Attn: Paul Sykes, Chief Financial Officer or by contacting our Chief Financial Officer at (800) 772-9172. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.
Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

Paul Sykes
Chief Financial Officer , 2023
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at the investors section of our website at www.SpringBig.com. A copy of our Annual Report on Form 10-K to the SEC on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: SpringBig Holdings, Inc., 621 NW 53rd Street, Suite 260, Boca Raton, Florida 33487, Attn: Paul Sykes, Chief Financial Officer.

Appendix A
CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF SPRINGBIG HOLDINGS, INC.
SpringBig Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (as it now exists or may hereafter be amended and supplemented, the “DGCL”), DOES HEREBY CERTIFY:
First: The name of the corporation is SpringBig Holdings, Inc.
Second: The Corporation was incorporated in connection with the domestication of Tuatara Capital Acquisition Corporation, a Cayman Islands exempted company (“Tuatara”), as a Delaware corporation in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Companies Act (2021 Revision) (the “Domestication”). The Certificate of Incorporation was filed simultaneously with the Certificate of Corporate Domestication of Tuatara and became effective upon the effectiveness of the Domestication on June 13, 2022.
Third: That Section 4.1 of Article IV of the Certificate of the Corporation (the “Certificate of Incorporation”), is hereby amended by deleting Section 4.1 in its entirety and inserting the following in lieu thereof:
Section 4.1. Authorized Capital Stock. Subject to Section 4.2, the Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Company is authorized to issue is 350,000,000 shares, 300,000,000 shares of which shall be Common Stock (the “Common Stock”), and 50,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of $0.0001 per share, and the Common Stock shall have a par value of $0.0001 per share. Upon this Certificate of Amendment to the Certificate of Incorporation (this “Certificate of Amendment”) becoming effective pursuant to the DGCL (the “Effective Time”), (i) the shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Existing Common Stock”) shall be reclassified and combined into a different number of shares of Common Stock (the “New Common Stock”) such that each [•] shares of Existing Common Stock shall, at the Effective Time, be automatically reclassified and combined into one share of New Common Stock (such reclassification and combination of shares, the “Reverse Split”). The par value of the Common Stock following the Reverse Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of Existing Common Stock, any stockholder who would otherwise be entitled to a fractional share of New Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of New Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of New Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales price of a share of the Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Global Market or The Nasdaq Capital Market, as applicable, during regular trading hours for the five (5) consecutive trading days immediately preceding the Effective Time. Each stock certificate that, immediately prior to the Effective Time, represented shares of Existing Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above). Each holder of record of a certificate that represented shares of Existing Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above, provided that the Corporation may request such stockholder to exchange such stockholder’s certificate or certificates that represented shares of Existing Common Stock for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of New Common Stock into which the shares of Existing Common Stock represented by such certificate or certificates shall have been combined. The Reverse Split shall be effected on a record holder-record holder basis, such that any fractional shares of New Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.
Fourth: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
Fifth: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of [•] [a.m.]/[p.m.] New York City time on the [•] day of [•], 20[•].
A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer this [•] day of [•] 20[•].
SPRINGBIG HOLDINGS, INC.

By:
Name:	Jeffrey Harris
Title:	Chief Executive Officer
A-2

Appendix B
SpringBig Holdings, Inc.
2022 Amended and Restated Long-Term Incentive Plan

1. General.
(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.
(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.
(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.
2. Shares Subject to the Plan.
(a) Share Reserve. Subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 1,525,175 shares of Common Stock (equal to five percent (5%) of the sum of (i) the number of shares of Common Stock outstanding as of the consummation of the transactions contemplated by the Merger Agreement and (ii) the number of shares of Common Stock underlying stock options issued under the SpringBig, Inc. 2017 Equity Incentive Plan (as amended and restated) that are outstanding as of the consummation of the transactions contemplated by the Merger Agreement). The number of shares of Common Stock available under the Plan shall increase annually on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2023, and continuing until (and including) the fiscal year ending December 31, 2029, with such annual increase equal to the lesser of (i) 5% of the number of shares of Common Stock issued and outstanding on December 31 of the immediately preceding calendar year and (ii) an amount determined by the Board; provided that such annual increase with respect to the fiscal year ending December 31, 2023, which is 1,332,986 shares of Common Stock, will take effect on the first business day following the date of stockholder approval of Proposal No. 3 in the Company’s Definitive Proxy Statement, dated    , 2023.
(b) Share Reserve Operation.
(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; and (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock).
(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares.
3. Eligibility and Limitations.
(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.
(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).
(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.
(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.
(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(a).
(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the first calendar year that begins following the Effective Date.
4. Options and Stock Appreciation Rights. Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified herein or in the Award Agreement.
(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:
(i) by cash or check, bank draft or money order payable to the Company;
(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;
(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;
(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or
(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.
(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the aggregate strike price of such SAR with respect to the number of Common Stock equivalents that are vested and being exercised. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.
(e) Transferability. Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:
(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.
(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.
(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within three (3) months following such termination of Continuous Service, unless another period of time is provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)). Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.
(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).
(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.
(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. Awards Other Than Options and Stock Appreciation Rights.
(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:
(i) Form of Award.
(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.
(2) RSUs: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).
(ii) Consideration.
(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.
(2) RSU: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.
(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.
(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.
(vi) Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.
(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.
(c) Other Awards. Other Equity-Based Awards and Other Cash-Based Awards may be granted to Participants, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Board shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and each Other Cash-Based Award granted under the Plan shall be evidenced in such form as the Board may determine from time to time. Each Other Equity-Based Award or Other Cash-Based Award, as applicable, so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such Award.
6. Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments in a matter that it deems equitable in its sole discretion, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.
(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction unless otherwise explicitly provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.
(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by, and whether there will be any such assumption, continuation or substitution will be determined by, the Board.
(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Awards will terminate for no consideration if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement or unless otherwise provided by the Board, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.
(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate for no consideration if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction (as determined by the Board in its sole discretion), the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise. In the event the exercise price payable by such holder in connection with such exercise equals or exceeds the value of the property the holder would have received upon the exercise of the Award, the Board, in its sole discretion, may provide for the cancellation of the Award without any consideration payable to the holder thereof.
(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.
(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
7. Administration.
(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below. Actions or decisions of the Board under the Plan need not be uniform with respect to all Participant and/or Awards.
(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i) To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.
(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.
(iii) To settle all controversies regarding the Plan and Awards granted under it.
(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.
(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.
(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.
(viii) To submit any amendment to the Plan for stockholder approval.
(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
(xii) To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (2) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that except for any adjustment contemplated by Section 6(a) through (c), or otherwise in connection with a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no outstanding Options or SARs shall be amended to reduce their exercise price or base price, and no outstanding Options or SARs with an exercise price or base price less than current Fair Market Value shall be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs without the approval of the stockholders of the Company.
(c) Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. In the event of such delegation, all references herein to the Board shall be deemed references to the Committee, except with respect to amendment or termination of the Plan. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee (or a subcommittee thereof) that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee (or a subcommittee) meeting such requirements to the extent necessary for such exemption to remain available.
(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee with respect to the Plan or any Awards granted under it (including any Award Agreements) will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.
8. Tax Withholding
(a) Withholding Authorization. All Awards and payments thereunder shall be subject to applicable tax withholding. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agree to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.
(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.
(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.
9. Miscellaneous.
(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.
(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.
(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.
(f) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.
(g) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(h) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(i) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.
(j) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.
(k) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
(l) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals by will be made in accordance with the requirements of Section 409A.
(m) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.
(n) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.
10. Covenants of the Company.
(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. Severability. If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
12. Termination of the Plan. The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
13. Definitions.
As used in the Plan, the following definitions apply to the capitalized terms indicated below:
(a) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.
(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(c) “Applicable Law” means shall mean any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).
(d) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).
(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.
(f) “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.
(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of (or attempted commission of), or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s material violation or breach of any contract or agreement between the Participant and the Company or any Affiliate (including, without limitation, any covenant of confidentiality, noncompetition or nonsolicitation) or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (iv) such Participant’s gross or willful misconduct; (v) such Participant’s conviction of, or plea of nolo contendere to, a felony or crime of moral turpitude; or (vi) the

Participant’s exhibition of a standard of behavior during the course of or related to the Participant’s employment or other engagement with the Company or any Affiliate that is disruptive to the orderly conduct of the Company’s or any Affiliate’s business operations, including, without limitation, substance abuse, sexual harassment or sexual misconduct or other unlawful harassment or retaliation. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant that is specifically intended to apply to an Award granted under the Plan shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k) “Committee” means the Compensation Committee and any other committee of Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.
(l) “Common Stock” means the Class A common stock of the Company.
(m) “Company” means SpringBig Holdings, Inc., a Delaware corporation.
(n) “Compensation Committee” means the Compensation Committee of the Board.
(o) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(p) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service (unless otherwise determined by the Board in its sole discretion); provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service (unless otherwise determined by the Board in its sole discretion). To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(q) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;
(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(r) “Director” means a member of the Board.
(s) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.
(t) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(u) “Effective Date” means June 9, 2022.
(v) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(w) “Employer” means the Company or the Affiliate of the Company that employs the Participant.
(x) “Entity” means a corporation, partnership, limited liability company or other entity.
(y) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(z) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(aa) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(bb) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).
(cc) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.
(dd) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(ee) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised; (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.
(ff) “Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of April 14, 2022, as amended by Amendment No. 1, dated as of May 4, 2022, by and among Tuatara Capital Acquisition Corporation, Tuatara Merger Sub and SpringBig Inc.
(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(hh) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.
(ii) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(jj) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(kk) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ll) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(mm) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(nn) “Other Award” or “Other Awards” means Other Equity-Based Awards and Other Cash Awards.

(oo) “Other Cash-Based Award” means an Award that is granted under Section 5(c) of the Plan that is denominated and/or payable in cash.
(pp) “Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, or RSU Award that is granted under Section 5(c) of the Plan and is (i) payable by delivery of shares of Common Stock and/or (ii) measured by reference to the value of a share of Common Stock.
(qq) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(rr) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ss) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.
(tt) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any measure of performance selected by the Board.
(uu) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expense under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.
(vv) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ww) “Plan” means this SpringBig, Inc. 2022 Amended and Restated Long-Term Incentive Plan, as amended from time to time.
(xx) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity and/or long-term incentive programs.
(yy) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified herein or in the Participant’s Award Agreement.
(zz) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(aaa) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(bbb) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).
(ccc) “RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.
(ddd) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(eee) “Rule 405” means Rule 405 promulgated under the Securities Act.
(fff) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.
(ggg) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).
(hhh) “Securities Act” means the Securities Act of 1933, as amended.
(iii) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).
(jjj) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.
(kkk) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.
(lll) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(mmm)  “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.
(nnn) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.